Exhibit 10.2

Supplementary Share Purchase Agreement

Party A : Hangzhou Aida Pharmaceutical Co.,Ltd

Party B: Shanghai Handsome Biotech Co., Ltd

Both parties hereby agree as follows:

1.

Both parties signed a share purchase agreement in September, 2003. Party A agreed to pay RMB 1.8 million as consideration to purchase 40% of total shares in Shanghai Qiaer Bio-Technology Co., Ltd held by Party B. Now both parties understand, before the closing of this transaction, the economic environment changed significantly. Party B contributed a lot to the Phase I clinical trial of Rh-Apo2l, a new drug in research by Shanghai Qiaer Bio-Technology Co., Ltd.Rh-Apo2l is approaching the successful completion of the Phase I clinical trial. The risk of uncertainty of the new drug has declined sharply. After friendly negotiation, both parties agree to amend the previous share purchase agreement and use this one as a material supplementary agreement.

2.

Both parties agree that Party A will pay RMB 10.78million to purchase 17.5% shares of Shanghai Qiaer Bio-Technology Co., Ltd held by Party B.

3.

Party A will pay up all the consideration to Party B in RMB within 5 days after closing.

4.

Party B has the right under this agreement to propose Party A to effect the payment on time.

5.

Party B is responsible to assist Party A and Shanghai Qiaer Bio-Technology Co., Ltd, to finish all legal and business procedure and registration leading to the closing of this transaction. Before the closing, all rights and obligations shall go to the existing shareholder, i.e. Party B.

6.

Representation and warrants

1) Party B represents and warrants to Party A that Party B owns all legal rights of the shares and is the only shareholder of those shares. Party B has effective and transferable rights of those shares.

2) Party A represents and warrants to Party B that Party A has legal rights and is capable to sign and carry out the agreement.

7.

Indemnification

1)

Party B shall indemnify Party A for any damage to Party A’s interests incurred by Party B’s breach of contract.

2)

Party A shall indemnify Party B for Party A’s failing to effect the purchase payment to Party B.

8.

All possible disputes shall be settled by friendly negotiation, failing which, each party has the rights to raise a legal action.

9.

The agreement shall be effective after both parties sign and chop.

10.

The contract will have 2 copies and each holds 1 of them.

Both party signed and chopped

Date: July.15, 2006

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